UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2006

Ruth's Chris Steak House, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

500 International Parkway
Heathrow, FL 32746
(Address of principal executive offices, including zip code)

(407) 333-7440
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On December 19, 2006, the Company entered into a purchase and sale agreement and completed the acquisition of a three-story, 75,860 square feet Class A office building situated within a 370 acre office park located at 500 International Parkway, Heathrow, Florida. The Company currently occupies the first floor of the facility for its support center and executive offices. The purchase includes real property, improvements, personal property and intangibles (including all leases and tenancy agreements) as defined in the agreement. The purchase price was $13.7 million and was financed through cash on hand and borrowings under the Company's revolving credit facility. The above referred purchase and sale agreement is furnished herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Purchase and Sale agreement between RUTH'S CHRIS STEAK HOUSE, INC. and COLONIAL REALTY LIMITED PARTNERSHIP dated December 19, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruth's Chris Steak House, Inc.

Date: December 22, 2006	By:	/s/ Thomas J. Pennison, Jr.
Thomas J. Pennison, Jr.
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Purchase and Sale Agreement - 500 International Parkway